Exhibit (b)

 CERTIFICATION

I, Jonathan Gans, Chief Executive Officer and President of Ironwood Institutional Multi-Strategy Fund LLC (the "Fund"), certify that:

1. The Form N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: July 11, 2011	/s/ Jonathan Gans
Jonathan Gans, Chief Executive Officer and President (principal executive officer)

CERTIFICATION

I, Neil Zelinski, Treasurer of Ironwood Institutional Multi-Strategy Fund LLC (the "Fund"), certify that:

1. The Form N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: July 11, 2011	/s/ Neil Zelinski, Treasurer
Neil Zelinski, Treasurer (principal executive officer)